SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

January 28, 2004

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Item 1.	Not Applicable

Item 2.	Not Applicable

Item 3.	Not Applicable

Item 4.	Not Applicable

Item 5.	Not Applicable

Item 6.	Not Applicable

Item 7.	Exhibits
Designation of Exhibit in this Report Description of Exhibit 99 Registrant’s Press Release dated January 28, 2004, reporting fourth quarter and year 2003 financial results.

Item 8.	Not Applicable

Item 9.	Not Applicable

Item 10.	Not Applicable

Item 11.	Not Applicable

Item 12.	Regulation FD Disclosure. Results of Operations and Financial Condition. On January 28, 2004, Deltic Timber Corporation issued a press release announcing financial results for the fourth quarter and year ended December 31, 2003. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference in its entirety. This information is being furnished under Item 12 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe

W. Bayless Rowe, Secretary

Date: January 28, 2004